Exhibit 99.2

October 28, 2020

Dear Fellow Shareholders,

This afternoon we reported strong third quarter 2020 results. Consistent with our comments in the second quarter Shareholder Letter, we are not planning to hold quarterly conference calls prior to the close of our acquisition by Just Eat Takeaway.com (JET).

JET’s proposed acquisition of Grubhub has received all the required regulatory clearances, and JET shareholders have overwhelmingly approved the proposed transaction. The closing process is progressing, and we expect to complete the transaction in the first half of 2021, once the SEC registration and stock exchange listing process for the JET American Depositary Share (ADS) is completed and we hold our shareholder vote to approve the transaction.

The third quarter was an outstanding, record quarter for our marketplace. We generated 668,600 Daily Average Grubs (DAGs) (+46% year-over-year), resulting in $2.4 billion in Gross Food Sales (GFS) (+68% year-over-year). Backing out our corporate and Manhattan consumer volume, which have not benefited from COVID, GFS was up almost 95% year-over-year in the third quarter. Our smaller and suburban markets, including those with competitors, had GFS growth well over 100%. We ended the quarter with 30.0 million Active Diners (+41% year-over-year), Net revenues of $494.0 million, Adjusted EBITDA of $43.8 million and Adjusted EBITDA per order of $0.71.

During the onset of COVID, we quickly realized that our restaurant partners would face significant and prolonged challenges. Since March, we have consistently sought out ways to support our restaurant partners in this time of need while operating a long-term sustainable business. We have spent hundreds of millions of dollars to support restaurants over the last seven months, prioritizing generating as much volume as possible to our restaurant partners over our own profitability. This includes forgiven and reduced commissions, increased marketing support, restaurant-specific coupons funded by Grubhub, and bonuses and personal protective equipment for our drivers.

Grubhub was founded to help restaurants build their brands online: we did it for more than 20 years leading up to the pandemic, we have been there for restaurants during the pandemic, and we will support the restaurant community long after the pandemic ends. We intend to continue aggressively investing in and expanding our restaurant and diner networks, while focusing on helping our restaurant partners compete online over the long term.

We are excited about the current momentum in our marketplace – reaching 30 million Active Diners, approaching a $10 billion annual GFS run rate and achieving triple-digit momentum in competitive, smaller and suburban markets. And we did it profitably, posting our 27th consecutive quarter of positive Adjusted EBITDA as a public company.

Business Performance

Ordering Trends

Our strong third quarter performance is evidence that the pandemic has accelerated the secular shift towards online food ordering. Despite entering the historically sequentially slower summer season for our business, greater availability of outdoor dining, and the easing of indoor diner restrictions in many parts of the country, ordering trends further accelerated in the third quarter. DAGs were 668,600 an increase of 46% year-over-year, and an acceleration from 32% year-over-year growth in the second quarter. GFS reached $2.4 billion, an increase of 68% year-over-year, and an acceleration from 59% year-over-year growth in the second quarter. The acceleration in GFS growth was led by our Tier 1 markets, and we continued to experience strong, triple-digit growth from our other markets.

In Manhattan, we’ve observed a sequential increase in DAGs each month since April as residents have slowly reverted to pre-COVID behavior in their return to the city. Similarly, we are seeing improving sequential trends in our corporate business, albeit off a much smaller base, following the onset of COVID. Given the continued strengthening trends, we are confident that both our Manhattan consumer and corporate businesses will continue to gain momentum over time, particularly when the pandemic subsides in New York City.

Diner Acquisition and Behavior

We finished the quarter with 30.0 million Active Diners, up 41% year-over-year and a sequential increase of 2.5 million diners. Our new diner cost per acquisition remained stable, and repeat rates, which we believe is the best way to measure the quality of newly acquired diners, was approximately in-line with the second quarter and above pre-COVID levels. Existing diner cohorts, across both vintage and geography, are also contributing to our continued growth with their order frequency well above pre-COVID levels.

Restaurant Network

Grubhub now features approximately 245,000 partnered restaurants on its platform, a net increase of nearly 20,000 from late July. New additions for both independent and enterprise restaurants continued to be strong in the third quarter, higher than any quarter in 2019.

Importantly, we added more than four independent restaurants for every one large brand QSR location during the third quarter, ensuring our diners have a robust selection and enabling us to strike the right inventory balance. Large brand QSRs play an important role in our ecosystem by attracting and retaining diners, but despite having partnerships with virtually all of the large national players, in aggregate they only account for a mid-teens percentage of our order volume. As we noted in our February 2020 Shareholder Letter, generating the majority of orders from partnered independent restaurants that pay for demand generation has enabled us to achieve consistent profitability.

Third Quarter Key Business Metrics1 and Financial Review

●

Active Diners and Daily Average Grubs: We finished the quarter with 30.0 million Active Diners, up 41% year-over-year and up 2.5 million sequentially from the second quarter. DAGs were 668,600 in the third quarter, up 46% versus the third quarter of 2019.

●	Gross Food Sales: GFS for the third quarter were $2.4 billion, an increase of 68% from the third quarter of 2019, with our average order size of $38 up 15% year-over-year, but down 3% sequentially.

●

Net Revenues: Net revenues for the third quarter were $494 million, an increase of 53% year-over-year. Our capture rate, calculated as Net revenues divided by GFS, was 21% and includes roughly 60 bps from LevelUp and other technology-oriented revenues. Excluding these technology oriented revenues, our capture rate increased by approximately 120 bps from the second quarter where more than half of our $100 million of support spend, including coupons and free delivery, was accounted for as a reduction to revenue (i.e., contra revenue).

●

Operations and Support: Operations and support expenses were $316 million, an increase of 96% year-over-year, driven by the disproportionate increase in Grubhub-delivered orders and the underlying growth of our overall order volume. Revenue less operations and support costs per order (“contribution profit”), which helps normalize for the mix shift to more Grubhub-delivered orders, was $2.89 per order, compared to $2.38 in the second quarter which was affected by our support initiatives.

●	Sales and Marketing: Sales and marketing expenses were $98 million in the third quarter, a year-over-year increase of 37%.

●	Technology: Technology expenses were $31 million, an increase of 4% year-over-year.

●

General and Administrative: General and administrative expenses were $27 million. After adjusting for one-time costs, general and administrative expenses were $26 million compared to $24 million in the second quarter.

●	Depreciation and Amortization: Depreciation and amortization expenses were $37 million compared to $35 million in the second quarter.

●	GAAP Net Loss: Net loss was $9 million (loss per share of $0.10), compared to net income of $1 million (earnings per share of $0.01) in the third quarter of 2019.

●	Adjusted EBITDA: Third quarter 2020 Adjusted EBITDA was $44 million or $0.71 per order compared to $13 million or $0.23 per order in the second quarter of 2020.

Guidance

Given Grubhub’s pending acquisition by JET, we are no longer issuing forward-looking guidance. Diner activity has remained robust so far in October, but due to the pandemic driving ordering strength during the warmer months, we do not necessarily believe the seasonal lift into winter will be as strong as prior years.

Thank you for your continued support, stay safe and we look forward to updating you on our progress.

Sincerely,

Matt Maloney, Founder and CEO

Adam DeWitt, President and CFO

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Use of Forward-Looking Statements

This communication contains “forward-looking statements” regarding Grubhub, Just Eat Takeaway.com or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Grubhub, are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Grubhub or Just Eat Takeaway.com to terminate the merger agreement; the ability to obtain approval by Grubhub stockholders on the expected schedule or at all; difficulties and delays in integrating Grubhub’s and Just Eat Takeaway.com’s businesses; risks that the proposed merger disrupts Grubhub’s or Just Eat Takeaway.com’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Grubhub or Just Eat Takeaway.com to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the value of the Just Eat Takeaway.com ordinary shares to be issued in connection with the proposed merger; uncertainty as to the long-term value of the common stock of the combined company following the proposed merger; the continued availability of capital and financing following the proposed merger; the outcome of any legal proceedings that may be instituted against Grubhub, Just Eat Takeaway.com or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Grubhub’s and Just Eat Takeaway.com’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Grubhub’s and Just Eat Takeaway.com’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Grubhub and Just Eat Takeaway.com’s future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Grubhub and Just Eat Takeaway.com’s business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

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While forward-looking statements are Grubhub’s and Just Eat Takeaway.com’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Grubhub’s and Just Eat Takeaway.com’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Grubhub’s filings with the Securities and Exchange Commission (the “SEC”), including Grubhub’s Annual Report on Form 10-K filed with the SEC on February 28, 2020, Grubhub’s Quarterly Reports on Form 10-Q and any further disclosures Grubhub makes in Current Reports on Form 8-K. Grubhub’s SEC filings are available electronically on Grubhub’s investor website at investors.grubhub.com or the SEC’s website at www.sec.gov. For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to Just Eat Takeaway.com’s non-exhaustive list of key risks and cautionary statements included in Just Eat Takeaway.com’s Annual Report, which is available electronically on Just Eat Takeaway.com’s investor website at www.justeattakeaway.com. Except as required by law, Grubhub and Just Eat Takeaway.com assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Grubhub, Just Eat Takeaway.com or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Just Eat Takeaway.com will file with the SEC a registration statement on Form F-4 to register the shares to be issued in connection with the proposed merger. The registration statement will include a preliminary proxy statement of Grubhub/prospectus of Just Eat Takeaway.com which, when finalized, will be sent to the stockholders of Grubhub seeking their approval of the respective merger-related proposals. Also in connection with the proposed merger, Just Eat Takeaway.com will file with the Netherlands Authority for the Financial Markets (“AFM”) and/or the UK Financial Conduct Authority (“FCA”) a prospectus for the listing and admission to trading on Euronext Amsterdam and/or the admission to listing on the FCA’s Official List and to trading on the London Stock Exchange’s Main Market for listed securities of the shares to be issued in connection with the proposed merger (the “Prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, THE AFM AND/OR THE FCA IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GRUBHUB, JUST EAT TAKEAWAY.COM AND THE PROPOSED MERGER.

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Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Grubhub or Just Eat Takeaway.com free of charge through the website maintained by the SEC at www.sec.gov, from Grubhub at its website, investors.grubhub.com, or from Just Eat Takeaway.com at its website www.justeattakeaway.com. The Prospectus, as well as any supplement thereto, will be made available on the website of Just Eat Takeaway.com at its website www.justeattakeaway.com.

Participants in the Solicitation

Grubhub, Just Eat Takeaway.com and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Grubhub’s directors and executive officers is available in Grubhub’s proxy statement dated April 9, 2020 for its 2020 Annual Meeting of Stockholders. To the extent holdings of Grubhub securities by directors or executive officers of Grubhub have changed since the amounts contained in the definitive proxy statement for Grubhub’s 2020 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Grubhub by going to its investor relations page on its corporate website at investors.grubhub.com.  Information about Just Eat Takeaway.com’s directors and executive officers and a description of their interests are set forth in Just Eat Takeaway.com’s 2019 Annual Report, which may be obtained free of charge from Just Eat Takeaway.com’s website, www.justeattakeaway.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Grubhub or Just Eat Takeaway.com using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended and applicable United Kingdom, Dutch and other European regulations.

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Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude merger, acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders exclude merger, acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income (loss) to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$493,981	$322,053	$1,316,243	$970,881
Costs and expenses:
Operations and support	316,456	161,387	849,884	485,143
Sales and marketing	97,817	71,617	282,563	224,199
Technology (exclusive of amortization)	30,796	29,483	92,297	86,133
General and administrative	27,484	25,329	98,670	73,900
Depreciation and amortization	36,556	30,649	104,476	82,961
Total costs and expenses	509,109	318,465	1,427,890	952,336
Income (loss) from operations	(15,128)	3,588	(111,647)	18,545
Interest expense, net	6,979	6,025	20,175	14,304
Income (loss) before provision for income taxes	(22,107)	(2,437)	(131,822)	4,241
Income tax benefit	(12,869)	(3,447)	(43,746)	(4,911)
Net income (loss) attributable to common stockholders	$(9,238)	$1,010	$(88,076)	$9,152
Net income (loss) per share attributable to common stockholders:
Basic	$(0.10)	$0.01	$(0.96)	$0.10
Diluted	$(0.10)	$0.01	$(0.96)	$0.10
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	92,496	91,349	92,135	91,159
Diluted	92,496	92,847	92,135	92,850

KEY BUSINESS METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Active Diners (000s)	29,956	21,197	29,956	21,197
Daily Average Grubs	668,600	457,300	610,900	488,800
Gross Food Sales (millions)	$2,354	$1,400	$6,308	$4,362

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$405,273	$375,909
Short-term investments	61,497	49,275
Accounts receivable, less allowances for doubtful accounts	75,793	119,658
Income tax receivable	22,577	3,960
Prepaid expenses and other current assets	17,875	17,515
Total current assets	583,015	566,317
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	217,923	172,744
OTHER ASSETS:
Other assets	42,510	26,836
Operating lease right-of-use asset	95,863	100,632
Goodwill	1,007,968	1,007,968
Acquired intangible assets, net of amortization	465,041	500,481
Total other assets	1,611,382	1,635,917
TOTAL ASSETS	$2,412,320	$2,374,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$115,584	$131,753
Accounts payable	16,974	26,748
Accrued payroll	33,871	19,982
Current operating lease liability	16,667	9,376
Other accruals	156,552	61,504
Total current liabilities	339,648	249,363
LONG-TERM LIABILITIES:
Deferred taxes, non-current	1,404	27,163
Noncurrent operating lease liability	106,836	111,056
Long-term debt	493,876	493,009
Other accruals	4,531	817
Total long-term liabilities	606,647	632,045
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,866)	(1,628)
Additional paid-in capital	1,225,169	1,164,400
Retained earnings	242,713	330,789
Total Stockholders’ Equity	$1,466,025	$1,493,570
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,412,320	$2,374,978

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(88,076)	$9,152
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	30,089	21,665
Amortization of intangible assets and developed software	74,387	61,296
Stock-based compensation	62,060	54,806
Deferred taxes	(25,759)	(6,208)
Other	3,279	5,210
Change in assets and liabilities:
Accounts receivable	42,636	(13,335)
Income taxes receivable	(18,617)	7,722
Prepaid expenses and other assets	(10,228)	(11,955)
Restaurant food liability	(16,111)	3,247
Accounts payable	(5,371)	(50)
Accrued payroll	13,888	4,366
Other accruals	93,285	20,088
Net cash provided by operating activities	155,462	156,004
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(87,260)	(49,506)
Proceeds from maturity of investments	75,350	31,736
Capitalized website and development costs	(43,532)	(35,068)
Purchases of property and equipment	(53,232)	(42,702)
Acquisition of other intangible assets	(510)	(8,889)
Acquisitions of businesses, net of cash acquired	—	127
Other cash flows from investing activities	(525)	(250)
Net cash used in investing activities	(109,709)	(104,552)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt	175,000	500,000
Repayments of borrowings under the credit facility	(175,000)	(342,313)
Taxes paid related to net settlement of stock-based compensation awards	(23,561)	(20,503)
Proceeds from exercise of stock options	7,484	4,040
Payments for debt issuance costs	(89)	(9,136)
Other cash flows from financing activities	(1,063)	—
Net cash provided by (used in) financing activities	(17,229)	132,088
Net change in cash, cash equivalents, and restricted cash	28,524	183,540
Effect of exchange rates on cash, cash equivalents and restricted cash	(217)	(293)
Cash, cash equivalents, and restricted cash at beginning of year	379,595	215,802
Cash, cash equivalents, and restricted cash at end of the period	$407,902	$399,049
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$136	$567

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(9,238)	$1,010	$(88,076)	$9,152
Income taxes	(12,869)	(3,447)	(43,746)	(4,911)
Interest expense, net	6,979	6,025	20,175	14,304
Depreciation and amortization	36,556	30,649	104,476	82,961
EBITDA	21,428	34,237	(7,171)	101,506
Merger, acquisition, restructuring and certain legal costs	1,518	1,312	23,210	3,139
Stock-based compensation	20,839	18,279	62,060	54,806
Adjusted EBITDA	$43,785	$53,828	$78,099	$159,451

Net income (loss) per order	$(0.15)	$0.02	$(0.53)	$0.07
Adjusted EBITDA per order	$0.71	$1.28	$0.47	$1.19

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(9,238)	$1,010	$(88,076)	$9,152
Stock-based compensation	20,839	18,279	62,060	54,806
Amortization of acquired intangible assets	11,268	13,575	35,440	37,345
Merger, acquisition, restructuring and certain legal costs	1,518	1,312	23,210	3,139
Income tax adjustments	(9,227)	(9,510)	(33,437)	(26,967
Non-GAAP income (loss)	$15,160	$24,666	$(803)	$77,475
Weighted-average diluted shares used to compute income (loss) per share attributable to common stockholders	94,575	92,847	92,135	92,850
Non-GAAP income (loss) per diluted share attributable to common stockholders	$0.16	$0.27	$(0.01)	$0.83